Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS RECORD EARNINGS OF $4.9 MILLION FOR SECOND QUARTER
AND IMPROVED ASSET QUALITY
ATLANTA, GA (July 15, 2010) — Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $4.9 million for the second quarter of 2010 compared to a net loss of $2.8 million for the second quarter of 2009. After accounting for the TARP preferred dividend, basic and diluted income per share for the second quarter of 2010 was $.39 and $.35, respectively, compared to a basic and diluted loss per share of $.36 in the second quarter of 2009. Net income for the first six months of 2010 was $5.1 million compared to net loss of $6.2 million for the same period in 2009. Basic and diluted income per share for the first six months of 2010 was $.33 and $.29, respectively, compared to basic and diluted loss per share of $.78 for the same period in 2009.

	For the quarter ended
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
	(In Thousands)
Net Income (Loss)	$4,869	$195	$1,928	$398	$(2,805)
Income Tax Expense (Benefit)	2,647	(93)	920	(346)	(2,095)
Provision For Loan Losses	1,150	3,975	7,500	4,500	7,200
Write-down of ORE	1,615	1,367	731	1,159	1,456
Other cost of ORE Operations	743	802	1,299	981	483

Pre-Tax, Pre-Credit Related Earnings	11,024	6,246	12,378	6,692	4,239
Less Security Gains	(2,291)	—	(4,789)	(519)	—

Core Operating Earnings (1)	$8,733	$6,246	$7,589	$6,173	$4,239

(1)	The calculation of core operating earnings is a non-GAAP measure.
We show core operating earnings which remove income taxes, provision for loan losses, cost of operation of ORE, and security gains because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 15, 2010
“The strength of our underlying core bank continues the steady improvement which became visible in the second quarter of last year,” said H. Palmer Proctor, Jr., President. “This reflects our deliberate decisions in 2007 to identify problem credits and deal with them consequentially. Additionally, we began a targeted expansion program in 2008 which has resulted in the hiring of 151 experienced, local bankers for our Commercial, Residential Mortgage, SBA, and Indirect Automobile departments. These teams have contributed to our recent financial success and we are very much committed to continue building momentum and prudently adding staff where appropriate. Lastly, for the past three years, we have been aggressively promoting the Fidelity Bank brand through increased advertising and will continue to make such investments in the future as we successfully increase our market share.
“We believe that we are well equipped to manage through this difficult economic environment and its effects on our customers,” said James B. Miller, Jr. Chairman. “There are obvious crosscurrents but this economy is showing signs of improvement.”
“Our lending and deposit gathering successes have come by taking market share. We plan now to expand with de novo branching and, when appropriate, to look at assisted transactions and traditional acquisitions.”
ASSET QUALITY
Net charge-offs were $3.5 million in the second quarter of 2010 compared to $6.0 million in the second quarter of 2009 and were at the lowest level since the second quarter of 2008. Year to date, net charge-offs decreased $5.7 million for the first six months of 2010 to $8.1 million compared to $13.8 million for the same period in 2009. For the 2.5 year period ended June 30, 2010, net charge-offs were $59.9 million and the Company recorded an aggregate provision for loan losses of $70.5 million. For every dollar of net charge-offs realized, the Company recorded $1.18 in provision. The ratio of net charge-offs to average loans outstanding was .91% for the six months ended June 30, 2010, compared to 2.08% for the same period in 2009. Fidelity reported an allowance for loan losses of $27.1 million or 2.07% of total loans at June 30, 2010, compared to $30.1 million or 2.33% at December 31, 2009, and $36.7 million or 2.79% of total loans at June 30, 2009. The decrease was a result of improving nonaccrual loans and nonperforming assets trends.
Nonperforming loans, repossessions and other real estate (“ORE”) totaled $82.1 million at the end of the second quarter of 2010, a decrease of $10.8 million from December 31, 2009, and a decrease of $36.0 million from June 30, 2009.

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
		(In Millions)
Nonperforming assets, includes SBA guaranteed loans	$82.1	$88.4	$92.9	$106.3	$118.1
Nonperforming residential construction and development loans at June 30, 2010, included 102 houses and 333 lots and land totaling approximately $43.6 million. During the second quarter, approximately $2.9 million of nonperforming construction loans were paid down by our customers while approximately $5.6 million in construction loans were moved to nonperforming.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 15, 2010
During the second quarter of 2010, $5.5 million of ORE assets were sold while $3.1 million were added to ORE. ORE consists of 51 houses, representing 28% of the total ORE balance, 350 lots and four commercial properties. ORE increased $445,000 to $22.2 million at June 30, 2010, compared to $21.8 million at December 31, 2009. ORE was $25.0 million at June 30, 2009.
Nonperforming and foreclosed SBA loans, including the SBA guaranteed amounts of $6.1 million and $3.5 million at June 30, 2010, and 2009, respectively, totaled $14.8 million at the end of the second quarter of 2010 and $9.5 million at the end of the second quarter of 2009.
As a result of improved asset quality, the provision for loan losses for the second quarter of 2010 was $1.2 million compared to $7.2 million for the same period in 2009. The provision for loan losses for the first six months of 2010 was $5.1 million compared to $16.8 million for the same period in 2009.
DEPOSITS
Total deposits at June 30, 2010 of $1.564 billion reflect the improvement in the deposit mix brought about by the implementation of the Bank’s deposit strategy to increase our core deposits. The Bank continued to aggressively market its non-certificate of deposit products in 2010. As a result, demand, money market and savings accounts increased $94.6 million or 11.1% at June 30, 2010, compared to December 31, 2009. The reduction in the interest rate paid on deposit accounts during the period demonstrates the Company’s commitment to improved net interest margin.

	June 30,		December 31,		June 30,
	2010		2009		2009
	$	%	$	%	$	%
	(Dollars in Millions)
Core deposits(1)	$1,244.8	79.6%	$1,194.3	77.0%	$1,117.5	71.4%
Time Deposits > $100,000	211.6	13.5	257.4	16.6	319.5	20.4
Brokered deposits	107.2	6.9	99.0	6.4	128.9	8.2

Total deposits	$1,563.6	100.0%	$1,550.7	100.0%	$1,565.9	100.0%

Quarterly rate on deposits	1.62%		2.01%		2.75%

(1)	Core deposits are transactional, savings, and time deposits under $100,000.
REAL ESTATE
New residential construction loan advances made during the quarter totaled $8 million, while the payoffs of performing construction loans totaled $23 million. Residential construction and A&D loans totaled $127 million at June 30, 2010, which was down 35% from $193.7 million at June 30, 2009. There were 312 houses and 1,414 lots financed at June 30, 2010 compared to 466 houses and 1,765 lots at June 30, 2009.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 15, 2010
Total residential and commercial construction and land loans decreased to $128.7 million or 9.8% of loans at June 30, 2010, from $154.8 million or 12.0% of loans at December 31, 2009, and $200.5 million or 15.3% of loans at June 30, 2009, and as a percentage of capital was 63% at June 30, 2010. The regulatory guideline is a maximum of 100%.
All real estate loans, excluding owner-occupied properties, as a percentage of capital was 137% at June 30, 2010. The regulatory guideline is a maximum of 300%.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 15, 2010
CAPITAL
Fidelity reported a total risk based capital ratio for the Bank of 13.57% at June 30, 2010, compared to 12.49% at June 30, 2009. The Leverage Capital ratio at the Bank was 9.57% at June 30, 2010, compared to 8.77% at June 30, 2009. Both ratios exceeded required regulatory minimums for well-capitalized institutions. At June 30, 2010, the total risk based capital ratio and the leverage ratio increased six basis points and 26 basis points, respectively, from March 31, 2010.
NET INTEREST MARGIN
Net interest margin increased 95 basis points to 3.67% in the second quarter of 2010 compared to 2.72% in the second quarter of 2009, and increased 27 basis points from 3.40% for the first quarter of 2010. Somewhat offsetting the increase in margin was a decrease in average total interest earning assets of $8.6 million or .5% for the quarter ended June 30, 2010, compared to the same quarter in 2009. Net interest income for the second quarter of 2010 increased $4.2 million or 34.8% when compared to the same period in 2009. The increase in net interest income for the quarter is a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets.
The net interest margin increased 84 basis points to 3.54% in the first half of 2010 compared to 2.70% for the same period in 2009. In addition, average total interest earning assets increased $27.2 million or 1.6% for the six months ended June 30, 2010, compared to the same period in 2009. The increases are a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets. Net interest income for the first six months of 2010 increased $7.8 million or 33.7% over the same period in 2009.
INTEREST INCOME
Total interest income for the second quarter of 2010 decreased $266,000 or 1.1% compared to the same period in 2009. The yield on average interest-earning assets decreased 4 basis points and average interest-earning assets for the second quarter 2010 decreased $8.6 million or .5%. However, approximately $32 million of Indirect and SBA loans were produced and sold during the second quarter of 2010. Mortgage loans of $212 million were also sold during this period. The decrease in yield was primarily the result of a decrease in the yield on investment securities of 77 basis points and a decrease in the yield on interest bearing deposits of 13 basis points. These decreases were somewhat offset by an 11 basis point increase in the yield on loans to 6.06%.
Total interest income year to date through June 30, 2010 decreased $366,000 or .8% compared to the same period in 2009. The decrease in interest income in 2010 was the result of a decrease of 13 basis points in the yield on average interest-earning assets offset in part by the growth in average interest-earning assets in 2010, which increased $27.2 million or 1.6%. The decrease in yield was a result of a 70 basis point decrease in yield on investment securities which was somewhat offset by an increase in the yield on total loans of 14 basis points.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 15, 2010
INTEREST EXPENSE
Interest expense for the second quarter of 2010 decreased $4.5 million or 35.2% compared to the same period in 2009. The decrease in interest expense was attributable to a 107 basis point decrease in the cost of interest-bearing liabilities and a decrease in average interest-bearing liabilities of $37.4 million or 2.3%. In addition to the general decrease in deposit rates, the Bank’s shift in deposit mix toward core demand and savings accounts contributed to the reduction in the cost of funds. During the second quarter of 2010, management continued to allow high cost time deposits to mature and be replaced by lower cost core deposits. While brokered deposits decreased $21.7 million compared to June 30, 2009, management locked in historically low interest rates on longer term brokered deposits during 2010 increasing the total outstanding by $8.2 million compared to December 31, 2009. At June 30, 2010, brokered deposits represented only 6.9% of total deposits.
Year to date in 2010, interest expense decreased $8.1 million or 32.5% compared to the same period in 2009. The decrease in interest expense was attributable to a 108 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $17.1 million.
NONINTEREST INCOME
Noninterest income increased $3.5 million or 45.0% to $11.2 million for the quarter ended June 30, 2010, compared to the same period in 2009. The increase in noninterest income was primarily the result of a $2.3 million increase in securities gains as management repositioned the investment portfolio as part of the interest rate, cash flow, and capital risk rating strategies. In addition, other operating income increased $619,000 due to higher net gains on the sales of other real estate and SBA lending activities increased $475,000 as the Bank was able to recognize gains on sales of SBA loans which had been deferred from the first quarter of 2010 in accordance with new accounting requirements effective in 2010.
Noninterest income increased $3.2 million or 21.9% to $17.8 million for the year to date ended June 30, 2010 compared to the same period in 2009. The increase was primarily the result of the securities gains of $2.3 million as discussed above. Other operating income increased $752,000 due primarily to higher net gains on the sales of other real estate. In addition, income from SBA lending activities increased $409,000 due to higher gains on sale as premiums increased with improved liquidity in the secondary market and the new accounting requirement discussed above. Partially offsetting these increases was a decrease in income on mortgage banking activities which decreased $457,000 or 5.5% to $7.8 million due to lower origination volume.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 15, 2010
NONINTEREST EXPENSE
Noninterest expense for the second quarter of 2010 increased $1.3 million or 7.5% to $18.8 million compared to the same period in 2009. The increase was due to higher salaries and employee benefits which increased $1.1 million or 12.0% to $10.0 million as the Bank increased the number of employees as a result of the expansion of the mortgage division and an increase in lenders in the SBA, Commercial, Private Banking and Indirect Auto Lending divisions. Other operating expense increased $629,000 or 39.7% to $2.2 million due to higher underwriting, insurance and advertising expenses. The cost of operation of other real estate increased $418,000 or 21.6% to $2.4 million due primarily to higher foreclosure expenses and write-downs related to ORE. These increases were partially offset by lower FDIC insurance premiums which decreased $675,000 or 43.4% due to the one time special assessment in the second quarter of 2009.
Noninterest expense for the first six months of 2010 increased $4.3 million or 13.6% to $35.8 million compared to the same period in 2009. The increase was a result of higher salaries, commissions and employee benefits which increased $2.1 million or 12.3% to $18.9 million, the cost of operation of other real estate which increased $1.8 million or 68.4% to $4.5 million due primarily to higher write-downs related to ORE and higher foreclosure expenses, and higher operating expense, which increased $569,000 or 16.3% to $4.1 million due primarily to higher underwriting and insurance expense.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, Indirect Automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2009 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	QUARTER TO DATE		YEAR TO DATE
	JUNE 30,		JUNE 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2010	2009	2010	2009
INTEREST INCOME
LOANS, INCLUDING FEES	$21,754	$21,693	$42,818	$42,904
INVESTMENT SECURITIES	2,673	2,981	4,748	5,072
FEDERAL FUNDS SOLD AND BANK DEPOSITS	13	32	106	62

TOTAL INTEREST INCOME	24,440	24,706	47,672	48,038

INTEREST EXPENSE
DEPOSITS	6,349	10,685	13,225	21,170
SHORT-TERM BORROWINGS	381	188	713	378
SUBORDINATED DEBT	1,123	1,181	2,240	2,384
OTHER LONG-TERM DEBT	346	603	689	1,062

TOTAL INTEREST EXPENSE	8,199	12,657	16,867	24,994

NET INTEREST INCOME	16,241	12,049	30,805	23,044

PROVISION FOR LOAN LOSSES	1,150	7,200	5,125	16,800

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,091	4,849	25,680	6,244

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,171	1,103	2,219	2,126
OTHER FEES AND CHARGES	559	506	1,043	977
MORTGAGE BANKING ACTIVITIES	4,525	4,649	7,800	8,257
INDIRECT LENDING ACTIVITIES	1,161	1,051	2,197	2,195
SBA LENDING ACTIVITIES	734	259	846	437
SECURITIES GAINS	2,291	—	2,291	—
BANK OWNED LIFE INSURANCE	330	329	656	627
OTHER OPERATING INCOME	477	(142)	703	(49)

TOTAL NONINTEREST INCOME	11,248	7,755	17,755	14,570

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	10,021	8,950	18,905	16,842
FURNITURE AND EQUIPMENT	674	691	1,318	1,346
NET OCCUPANCY	1,125	1,103	2,215	2,182
COMMUNICATION EXPENSES	475	415	919	765
PROFESSIONAL AND OTHER SERVICES	1,074	1,263	2,112	2,336
COST OF OPERATION OF OTHER REAL ESTATE	2,358	1,940	4,527	2,689
FDIC INSURANCE EXPENSE	881	1,556	1,767	1,879
OTHER OPERATING EXPENSES	2,215	1,586	4,054	3,485

TOTAL NONINTEREST EXPENSE	18,823	17,504	35,817	31,524

INCOME (LOSS) BEFORE INCOME TAX (BENEFIT) EXPENSE	7,516	(4,900)	7,618	(10,710)
INCOME TAX EXPENSE (BENEFIT)	2,647	(2,095)	2,554	(4,529)

NET INCOME (LOSS)	4,869	(2,805)	5,064	(6,181)
PREFERRED STOCK DIVIDENDS	(823)	(823)	(1,646)	(1,646)

NET INCOME (LOSS) AVAILABLE TO COMMON EQUITY	$4,046	$(3,628)	$3,418	$(7,827)

INCOME (LOSS) PER SHARE:
BASIC INCOME (LOSS) PER SHARE	$0.39	$(0.36)	$0.33	$(0.78)

DILUTED INCOME (LOSS) PER SHARE	$0.35	$(0.36)	$0.29	$(0.78)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	10,616,533	10,106,205	10,461,335	10,050,450

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	12,076,624	10,106,205	11,718,941	10,050,450

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	JUNE 30,	DECEMBER 31,	JUNE 30,
(DOLLARS IN THOUSANDS)	2010	2009	2009

ASSETS

CASH AND DUE FROM BANKS	$110,658	$170,692	$54,531
FEDERAL FUNDS SOLD	519	428	11,351

CASH AND CASH EQUIVALENTS	111,177	171,120	65,882
INVESTMENTS AVAILABLE-FOR-SALE	164,082	136,917	236,648
INVESTMENTS HELD-TO-MATURITY	16,896	19,326	21,989
INVESTMENT IN FHLB STOCK	6,857	6,767	6,767
LOANS HELD-FOR-SALE	183,672	131,231	169,126
LOANS	1,308,991	1,289,859	1,314,678
ALLOWANCE FOR LOAN LOSSES	(27,104)	(30,072)	(36,663)

LOANS, NET	1,281,887	1,259,787	1,278,015
PREMISES AND EQUIPMENT, NET	18,795	18,092	18,688
OTHER REAL ESTATE	22,225	21,780	25,025
ACCRUED INTEREST RECEIVABLE	7,992	7,832	8,379
BANK OWNED LIFE INSURANCE	29,663	29,058	28,448
OTHER ASSETS	41,355	49,610	35,941

TOTAL ASSETS	$1,884,601	$1,851,520	$1,894,908

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$172,919	$157,511	$129,621
INTEREST-BEARING DEMAND/ MONEY MARKET	336,983	252,493	253,381
SAVINGS	435,267	440,596	319,785
TIME DEPOSITS, $100,000 AND OVER	211,550	257,450	319,481
OTHER TIME DEPOSITS	406,902	442,675	543,674

TOTAL DEPOSIT LIABILITIES	1,563,621	1,550,725	1,565,942

SHORT-TERM BORROWINGS	49,902	41,870	42,763
SUBORDINATED DEBT	67,527	67,527	67,527
OTHER LONG-TERM DEBT	50,000	50,000	75,000
ACCRUED INTEREST PAYABLE	3,708	4,504	5,892
OTHER LIABILITIES	12,700	7,209	8,084

TOTAL LIABILITIES	1,747,458	1,721,835	1,765,208

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	45,137	44,696	44,255
COMMON STOCK	56,091	53,342	52,560
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	1,261	(64)	1,264
RETAINED EARNINGS	34,654	31,711	31,621

TOTAL SHAREHOLDERS’ EQUITY	137,143	129,685	129,700

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,884,601	$1,851,520	$1,894,908

BOOK VALUE PER SHARE	$8.68	$8.40	$8.47

SHARES OF COMMON STOCK OUTSTANDING	10,599,293	10,116,693	10,086,570

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				PERCENT CHANGE
	JUNE 30,	DECEMBER 31,	JUNE 30,	Jun 30, 2010/	Jun 30, 2010/
(DOLLARS IN THOUSANDS)	2010	2009	2009	Dec. 31, 2009	Jun 30, 2009

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$100,748	$113,604	$125,903	(11.32)%	(19.98)%
TAX-EXEMPT COMMERCIAL	5,251	5,350	7,115	(1.85)%	(26.20)%
REAL ESTATE MORTGAGE — COMMERCIAL	329,996	287,354	233,360	14.84%	41.41%

TOTAL COMMERCIAL	435,995	406,308	366,378	7.31%	19.00%
REAL ESTATE-CONSTRUCTION	128,735	154,785	200,543	(16.83)%	(35.81)%
REAL ESTATE-MORTGAGE	129,177	130,984	121,516	(1.38)%	6.30%
CONSUMER INSTALLMENT	615,084	597,782	626,241	2.89%	(1.78)%

LOANS	1,308,991	1,289,859	1,314,678	1.48%	(0.43)%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	134,962	80,869	125,811	66.89%	7.27%
SBA LOANS	18,710	20,362	28,315	(8.11)%	(33.92)%
INDIRECT AUTO LOANS	30,000	30,000	15,000	0.00%	100.00%

TOTAL LOANS HELD-FOR-SALE	183,672	131,231	169,126	39.96%	8.60%

TOTAL LOANS	$1,492,663	$1,421,090	$1,483,804

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR TO DATE		YEAR ENDED
	JUNE 30,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009	2009

BALANCE AT BEGINNING OF PERIOD	$30,072	$33,691	$33,691
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	79	301	315
SBA	140	519	730
REAL ESTATE-CONSTRUCTION	4,331	6,651	20,217
REAL ESTATE-MORTGAGE	129	190	416
CONSUMER INSTALLMENT	3,895	6,600	11,622

TOTAL CHARGE-OFFS	8,574	14,261	33,300
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	2	8	9
SBA	—	5	31
REAL ESTATE-CONSTRUCTION	108	22	76
REAL ESTATE-MORTGAGE	1	—	20
CONSUMER INSTALLMENT	370	398	745

TOTAL RECOVERIES	481	433	881

NET CHARGE-OFFS	8,093	13,828	32,419
PROVISION FOR LOAN LOSSES	5,125	16,800	28,800

BALANCE AT END OF PERIOD	$27,104	$36,663	$30,072

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.91%	2.08%	2.44%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.07%	2.79%	2.33%
NONPERFORMING ASSETS
(UNAUDITED)

	JUNE 30,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009	2009

NONACCRUAL LOANS	$58,588	$91,605	$69,743
REPOSSESSIONS	1,304	1,509	1,393
OTHER REAL ESTATE	22,225	25,025	21,780

TOTAL NONPERFORMING ASSETS ***	$82,117	$118,139	$92,916

*** INCLUDES SBA GUARANTEED AMOUNTS OF APPROXIMATELY	$6,100	$3,500	$4,500

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	5.42%	7.82%	6.43%
DELINQUENCIES
(UNAUDITED)

(IN THOUSANDS)	Dec-08	Mar-09	Jun-09	Sep-09	Dec-09	Mar-10	Jun-10
PAST DUE (30-59)	$23,890	$13,719	$5,678	$8,242	$11,905	$19,171	$7,618
PAST DUE (60-89)	6,706	2,080	7,841	2,059	6,505	658	1,289
PAST DUE (90+)	—	—	—	—	—	563	—

TOTAL PAST DUE	$30,596	$15,799	$13,519	$10,301	$18,410	$20,392	$8,907

INDIRECT	$10,584	$4,978	$4,313	$6,579	$7,912	$4,551	$3,958
CONSTRUCTION	9,980	4,977	6,606	—	292	12,282	—
COMMERCIAL	6,831	2,061	—	—	5,295	946	—
SBA	1,492	1,549	—	1,605	3,238	740	2,911
OTHER	1,709	2,234	2,600	2,117	1,673	1,873	2,038

TOTAL PAST DUE	$30,596	$15,799	$13,519	$10,301	$18,410	$20,392	$8,907

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR TO DATE
	June 30, 2010			June 30, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,413,338	$42,713	6.09%	$1,449,013	$42,770	5.95%
Tax-exempt (1)	5,294	160	6.14%	7,304	202	5.63%

Total loans	1,418,632	42,873	6.09%	1,456,317	42,972	5.95%

Investment securities
Taxable	243,971	4,504	3.69%	216,292	4,752	4.40%
Tax-exempt (2)	11,706	365	6.21%	15,554	469	6.03%

Total investment securities	255,677	4,869	3.82%	231,846	5,221	4.52%

Interest-bearing deposits	92,295	106	0.23%	35,866	45	0.25%
Federal funds sold	603	—	0.08%	15,951	17	0.21%

Total interest-earning assets	1,767,207	47,848	5.46%	1,739,980	48,255	5.59%

Cash and due from banks	6,580			21,187
Allowance for loan losses	(28,940)			(33,706)
Premises and equipment, net	18,523			19,018
Other real estate	24,912			20,678
Other assets	78,385			64,614

Total assets	$1,866,667			$1,831,771

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$274,007	$1,232	0.91%	$223,007	$1,444	1.31%
Savings deposits	448,381	3,500	1.57%	258,595	3,238	2.53%
Time deposits	673,241	8,493	2.54%	887,646	16,488	3.75%

Total interest-bearing deposits	1,395,629	13,225	1.91%	1,369,248	21,170	3.12%

Federal funds purchased	1,492	7	0.94%	—	—	0.00%
Securities sold under agreements to repurchase	21,773	177	1.64%	42,207	346	1.65%
Other short-term borrowings	27,155	529	3.93%	2,541	32	2.58%
Subordinated debt	67,527	2,240	6.69%	67,527	2,384	7.12%
Long-term debt	50,000	689	2.78%	64,917	1,062	3.30%

Total interest-bearing liabilities	1,563,576	16,867	2.18%	1,546,440	24,994	3.26%

Noninterest-bearing:
Demand deposits	158,745			136,888
Other liabilities	13,138			13,976
Shareholders’ equity	131,208			134,467

Total liabilities and shareholders’ equity	$1,866,667			$1,831,771

Net interest income / spread		$30,981	3.28%		$23,261	2.33%

Net interest margin			3.54%			2.70%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2010 and 2009 of $55,000 and $68,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2010 and 2009 of $121,000 and $149,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	June 30, 2010			June 30, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,436,360	$21,701	6.06%	$1,456,086	$21,627	5.96%
Tax-exempt (1)	5,269	80	6.14%	7,175	100	5.65%

Total loans	1,441,629	21,781	6.06%	1,463,261	21,727	5.95%

Investment securities
Taxable	289,034	2,551	3.53%	262,656	2,817	4.29%
Tax-exempt (2)	11,706	182	6.22%	15,889	240	6.06%

Total investment securities	300,740	2,733	3.64%	278,545	3,057	4.41%

Interest-bearing deposits	42,148	13	0.13%	40,749	26	0.26%
Federal funds sold	604	—	0.09%	11,163	6	0.20%

Total interest-earning assets	1,785,121	24,527	5.51%	1,793,718	24,816	5.55%

Cash and due from banks	2,249			22,115
Allowance for loan losses	(28,537)			(34,743)
Premises and equipment, net	18,845			18,896
Other real estate	25,297			23,029
Other assets	77,042			64,586

Total assets	$1,880,017			$1,887,601

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$288,301	$673	0.94%	$240,716	$837	1.39%
Savings deposits	454,791	1,708	1.51%	292,252	1,830	2.51%
Time deposits	655,751	3,968	2.43%	886,791	8,018	3.63%

Total interest-bearing deposits	1,398,843	6,349	1.82%	1,419,759	10,685	3.02%

Federal funds purchased	2,967	7	0.94%	—	—	0.00%
Securities sold under agreements to repurchase	23,149	115	1.99%	41,823	170	1.63%
Other short-term borrowings	26,813	259	3.88%	2,582	18	2.69%
Subordinated debt	67,527	1,123	6.67%	67,527	1,181	7.01%
Long-term debt	50,000	346	2.78%	75,055	603	3.22%

Total interest-bearing liabilities	1,569,299	8,199	2.09%	1,606,746	12,657	3.16%

Noninterest-bearing:
Demand deposits	164,001			132,574
Other liabilities	14,266			14,499
Shareholders’ equity	132,451			133,782

Total liabilities and shareholders’ equity	$1,880,017			$1,887,601

Net interest income / spread		$16,328	3.42%		$12,159	2.39%

Net interest margin			3.67%			2.72%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $27,000 and $34,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2009 and 2008 of $60,000 and $76,000.